Exhibit 99.2

Investor Supplement
Second Quarter Update - 2011

Forward-Looking Statements
 Certain statements made by Meadowbrook Insurance Group, Inc. in this presentation may constitute forward-looking statements including, but not limited to, those statements that include the words "believes," "expects," "anticipates,"
 "estimates," or similar expressions. Please refer to the Company's most recent
 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-
 looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums;
 obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions.
 Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

YTD June 30			
Net Investment Income	26,483	27,337	854	3.2%
Profit from Underwriting and Investing Activities	**$ 44,743**	**$ 32,912**	$ (11,831)	-26.4%
Commissions and Fees (net)	$ 17,003	$ 16,335	$ (668)	-3.9%
General Selling and Administrative Expenses	(11,227)	(11,875)	(648)	5.8%
Profit from Net Commissions & Fees	**$ 5,776**	**$ 4,460**	$ (1,316)	-22.8%
General Corporate Expense	$ (3,246)	$ (636)	$ 2,610	-80.4%
Amortization Expense	(2,522)	(2,438)	84	-3.3%
Interest Expense	(4,854)	(4,254)	600	-12.4%
Other Expenses	**$ (10,622)**	**$ (7,328)**	$ 3,294	-31.0%
Profit from Insurance Operations	$ 44,743	$ 32,912	$ (11,831)	-26.4%
Profit from Net Commissions & Fees	5,776	4,460	(1,316)	-22.8%
Other Expenses	(10,622)	(7,328)	3,294	-31.0%
Pretax Operating Income	**39,897**	**30,044**	(9,853)	-24.7%
Tax on Operating Income	(12,090)	(8,244)	3,846	-31.8%
Plus Equity Earnings, net of tax	1,636	1,224	(412)	-25.2%
Net Operating Income	**29,443**	**23,024**	(6,419)	-21.8%
Net Capital Gains (Losses), net of tax	(148)	2,031	2,179	-1472.3%

Six Months Ended 2011 vs. 2010 Comparison
Underwriting and Investing
 Activities
  Top line earned premium growth
 driven primarily by growth within our
 existing programs and new business
 from recent years.
  Excluding prior year development,
 profit from underwriting activities has
 increased meaningfully year over
 year.
Net Commissions & Fees
  Decline in fee and commission
 revenue is driven by conversion of
 USSU to our paper.
  The increase in GS&A relates
 primarily to investments in sales
 initiatives to stimulate revenue growth
 in net commissions and fees.
Other Expenses
  General Corporate expenses are
 down as a result of a reduction in the
 variable compensation accrual.
  Interest expense is down due to a
 decrease in the average outstanding
 debt (term loan).
Taxes
  Taxes are lower because tax exempt
 interest accounts for a larger portion
 of pre-tax income in 2011. The 2011
 YTD effective tax rate on operating
 income (adjusted for unusual storm
 losses) is 27.7%.

	2010	2011	$ Change	% Change
Net Earned Premium	$ 314,201	$ 352,128	$ 37,927	12.1%
Net Losses & Loss Adjustment Expenses-AY	(203,161)	(229,032)	(25,871)	12.7%
Favorable Development on Prior Accident Year Reserves	16,469	2,367	(14,102)	-85.6%
Policy Acquisition and Other Underwriting Expenses	(109,249)	(119,888)	(10,639)	9.7%
Profit from Underwriting Activities	$ 18,260	$ 5,575	$ (12,685)	-69.5%

Net Income	$ 29,295	$ 25,055	$ (4,240)	-14.5%

Calendar Year Ratios	6 months ended 2010	6 months ended 2011
Net Earned Premium	$314,201	$352,128
Net Loss and Loss Adjustment Expense	($186,692)	($226,665)
GAAP Net Loss and LAE Ratio	**59.4%**	**64.4%**
Policy Acquisition and Other Underwriting Expenses	($109,249)	($119,888)
GAAP Expense Ratio	**34.8%**	**34.0%**
GAAP Combined Ratio	**94.2%**	**98.4%**
Accident Year Ratios		
Calendar Year GAAP Net Loss and LAE Ratio	**59.40%**	**64.40%**
Favorable Prior Year Development	$16,469	$2,367
Impact of Favorable Prior Year Development	**5.3%**	**0.6%**
Accident Year Loss and LAE Ratio	**64.7%**	**65.0%**
GAAP Expense Ratio	**34.8%**	**34.0%**
Accident Year Combined Ratio	**99.5%**	**99.0%**
Accident Year Ratios Ex Unusual Storm Losses		
Accident Year Loss Ratio	64.70%	65.00%
Unusual Storm Losses*	$2,004	$5,533
Impact of Unusual Storm Losses	0.6%	1.6%
Accident Year Loss and LAE Ratio Ex Unusual Storm Losses	**64.1%**	**63.4%**
GAAP Expense Ratio	**34.8%**	**34.0%**
Accident Year Combined Ratio Ex Unusual Storm Losses	**98.9%**	**97.4%**

Six Months Ended 2011 vs. 2010 Combined Ratio Analysis
Loss and LAE Ratio
  The 2011 Loss and LAE ratio includes 0.6 points of
 favorable development compared to 5.3 points of
 favorable development in 2010.
  The 2011 Loss and LAE ratio includes 1.6 points of
 unusual storm losses compared to 0.6 points in
 2010.

Expense Ratio
  The 2011 expense ratio decreased 0.8 points in
 comparison to the same 2010 period. The
 decrease reflects a reduction in the variable
 compensation accrual.
*Unusual Storm Losses
  The 6/30 YTD unusual storm losses (net of tax) for
 2010 and 2011 are $1.3M and $3.6M respectively.
  The 6/30 QTD unusual storm losses (net of tax) for
 2010 and 2011 are $1.3M and $4.1M respectively.

2011 Return on Average Equity ROAE Contribution Estimates Ex Unusual Storm Losses With Unusual Storm Losses Combined Ratio 96.5% 97.4% Underwriting Margin 3.5% 2.6% x Underwriting Leverage (NEP / Equity) 1.28 1.28 ROAE from Underwriting 4.4% 3.4% NII / Avg. Cash and Inv. Assets 4.0% 4.0% x Investment Leverage (Avg Cash & Inv. Assets / Equity) 2.4 2.4 ROAE from Investments 9.6% 9.6% ROAE from Commission and Fee 1.5% 1.5% Amortization of intangible assets contribution to ROAE -0.8% -0.8% Holding Company contribution to ROAE -1.7% -1.7% Pretax ROAE 13.0% 12.0% Impact of taxes -3.5% -3.2% Equity earnings 0.3% 0.3% Realized Gains and Losses 0.3% 0.3% After Tax ROAE 10.1% 9.4% ROAE Excluding Unrealized Gains 10.8% 10.0%
ROAE Components 2011 Projected ROAE Including and Excluding Unusual Storm Losses

ROAE Range - 10% to 17%

Investment Yield
9.00%
7.50%
6.00%
4.50%
3.00%
Assumes Statutory Net Premium Leverage of 1.9 and Asset Leverage of 2.4
2011 Excluding Q2 Unusual Storm Losses
2011 Including Q2 Unusual Storm Losses
85.0%
90.0%
95.0%
100.0%
105.0%
Combined Ratio
10% ROAE - 1.9 Statutory Net Premium Leverage
17% ROAE - 1.9 Statutory Net Premium Leverage

ROAE & Combined Ratio Illustration
We strive to deliver predictable earnings across the market cycle with a return on average equity target of 10% - 17%.
 2010 - ROAE of 11.4%, Combined Ratio of 95.0% and Investment Yield of 4.2%
 2011 - Projected ROAE of 9.4%, Combined Ratio of 97.4% and Investment Yield of 4.2%
2010A

Investment Portfolio Appendix

We Maintain a High Quality, Low Risk Investment Portfolio
We maintain a conservative investment portfolio
Portfolio Allocation and Quality
  Low equity risk exposure
 – 98% fixed income and
 cash
 – 2% equity
  High credit quality
 – 99% of bonds are
 investment grade
 – Average S&P rating of
 AA / Moody’s of Aa3
  Interest Rate Risk Protection
 – Hold to Maturity
 – High Credit Quality =
 Low Historical
 Impairments
 – Access to additional
 capital if needed
NOTE: Data above as of June 30, 2011
$’s in (000’s)	% Allocation 6/30/2011	Fair Value	Gross Unrealized Gain Position	Avg. Moody's	Avg. S&P
Fixed Income
US Government and Agencies	2%	$ 24,696	$ 1,373	Aaa	AAA
Corporate	34%	$ 456,077	$ 23,993	A2	A
Mortgage and Asset Backed	18%	$ 243,220	$ 13,725	Aaa	AAA
Municipal	43%	$ 571,583	$ 29,643	Aa2	AA+
Preferred Stock Debt	0%	$ 2,416	$ 492	Ba2	BB
Total Fixed Income	98%	$1,297,993	$ 69,226
Equities
Preferred Stock	1%	$ 13,881	$ 2,509
Mutual Funds	1%	$ 15,783	$ 1,020
Total Equities	2%	$ 29,664	$ 3,529

MEADOWBROOK INSURANCE GROUP

	Munis	Taxable Munis
Average Quality	AA+	AA+
Investment Grade	100%	100%
A- / A3 or Better	100%	100%
All BBB and Baa	0%	0%
Not Rated	0%	0%
Non Investment Grade	0%	0%

39%
57%
4%
Municipals
Taxable Municipals
All Other

Municipal Bonds - June 30, 2011 Profile
Summary Profile
  $571.6M market value; 43% of the
 investment portfolio
  June 30, 2011 net unrealized gain was
 $29.6M
  Tax exempt unrealized gain $28.0M
  Taxable unrealized gain $ 1.6M
  Average tax equivalent yield: 5.48%
Quality Indicators & Geographic
Distribution
Municipals vs. Entire Portfolio
State	% of Municipal Allocation
Texas	7.6%
New York	6.5%
Washington	6.2%
Colorado	3.8%
Virginia	3.8%
Nevada	3.5%
Oregon	3.3%
Minnesota	3.2%
Indiana	3.2%
Missouri	3.1%
All other	55.8%

RMBS	CMBS	ABS
Average Quality	AAA	AAA	AA-
Investment Grade	97%	99%	75%
A- / A3 or Better	97%	99%	75%
All BBB and Baa	0%	0%	0%
Not Rated	0%	0%	3%
Non Investment Grade	3%	1%	22%

14%
3%
1%
82%
MBS
CMBS
ABS
All Other

4%
10%
38%
48%
Non-Agency
Freddi Mac
Fannie Mae
Ginnie Mae

Structured Securities - June 30, 2011 Profile
Summary Profile
  $243.2M market value; 18% of the managed
 portfolio
  June 30, 2011 unrealized gain was $13.7M
  RMBS unrealized gain $11.3M
  CMBS unrealized loss $ 1.3M
  ABS unrealized loss $ 1.1M
  Average investment yield: 5.04%
Quality Indicators
Structured vs. Entire Portfolio
Structured Profile

34%
66%
Corporates
All Other

Capital Goods

Chemicals

Telecommunications

Corporate Fixed Income- June 30, 2011 Profile
Summary Profile
  $456.1M market value; 34% of the investment
 portfolio
  June 30, 2011 unrealized gain was $24.0M.
  Average investment yield: 4.41%
Quality Indicators
Corporate vs. Entire Portfolio
Corporate Profile
Corporates
Average Quality	A
Investment Grade	98%

A-/A3 or Better	78%
AII BBB and Baa	20%
Not Rated	0%
Non Investment Grade	2%
Banking	15.1%
Healthcare/Pharmaceutical	13.9%
Energy	10.0%
Electric	9.6%
Technology	7.0%
Capital Goods	6.5%
Food, Beverage	5.1%
Chemicals	4.5%
Natural Gas	3.7%
Telecommunications	3.4%
All Other Sectors	21.2%

2%
98%
Government & Agency
All Other

11%
89%
Treasuries
Agencies

Government and Agency - June 30, 2011 Profile
Summary Profile
  $24.7 million market value; approximately 2% of
 the managed portfolio
  100% rated AAA
  June 30, 2011 unrealized gain was $1.4 million
  Average investment yield: 3.24%
Government & Agency vs. Entire
Portfolio
Government vs. Agency

2%
98%
Equities
All Other

47%
53%
Preferred Stock
Mutual Fund

Equities - June 30, 2011 Profile
Summary Profile
  $29.7million market value; 2% of the managed
 portfolio
  June 30, 2011 unrealized gain was $3.5M
  Preferred stock unrealized gain $2.5M
  Bond mutual fund unrealized gain
  $1.0M
  Average tax equivalent yield: 8.61%
Equities vs. Entire Portfolio
Equity Mix